Exhibit 99.1

BROADRIDGE REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 RESULTS

Board Authorizes an Additional 10 Million Share Repurchase

Provides Fiscal Year 2011 Guidance

Lake Success, New York – August 12, 2010 – Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the fourth quarter and fiscal year 2010 with earnings per share from continuing operations at the mid-point of its previously-announced guidance range. In addition, the Board of Directors has authorized the repurchase of up to an additional 10 million shares of Broadridge’s outstanding common stock.

For the fiscal year ended June 30, 2010, the Company reported revenues of $2,209.2 million, net earnings from continuing operations of $225.1 million, GAAP diluted earnings per share from continuing operations of $1.62, and Non-GAAP diluted earnings per share from continuing operations of $1.56. This compares with revenues of $2,073.0 million, net earnings from continuing operations of $223.1 million, GAAP diluted earnings per share from continuing operations of $1.58, and Non-GAAP diluted earnings per share from continuing operations of $1.51 for the previous fiscal year.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “I am satisfied with our overall results for fiscal year 2010 and, in particular, our ability to achieve these results during these challenging market conditions. I am also very pleased with our record closed sales which increased 26% over last year’s results.”

Mr. Daly added, “Our significant increase in closed sales continues to demonstrate Broadridge’s expanding indispensable role in our markets. Strong closed sales, a 98% client revenue retention rate and record event-driven mutual fund revenues would normally have resulted in very strong financial performance; however, the weaker market activity of this recession offset some of the benefits of our strong performance. Until individual investor participation in the securities markets returns to a consistently positive level, the value of our strong execution will be muted.”

Mr. Daly further added, “Beyond our closed sales results, I am very pleased with the execution of our strategies throughout the year. In the fourth quarter, we closed the Penson transaction and expanded our global reach with the acquisition of City Networks, Ltd; in the third quarter, we signed a data center services agreement and a business alliance agreement with IBM and entered the stock transfer agency business with the acquisition of StockTrans, Inc.; and in the second quarter, we signed an agreement to provide customer communication services to Morgan Stanley Smith Barney (“MSSB”). We anticipate that each of these opportunities will contribute to our future ability to grow revenues and earnings.”

Financial Results for Fourth Quarter Fiscal Year 2010

For the fourth quarter of fiscal year 2010, revenues from continuing operations increased 5% to $750.5 million, compared to $716.3 million for the comparable period last year. The results were primarily driven by the continued growth in event-driven mutual fund proxy revenues and increased transaction reporting revenues from the MSSB transaction. Pre-tax margin from continuing operations of 24.3% decreased compared to 25.6% in the same period last year as the contribution from higher fee revenues was offset by revenue mix and strategic initiatives including the MSSB transaction and acquisitions.

Net earnings from continuing operations were $116.2 million compared to $115.8 million for the same period last year. Diluted earnings per share from continuing operations increased to $0.84 per share on lower weighted-average shares outstanding, compared to $0.82 per share in the fourth quarter of fiscal year 2009. During the fourth quarter of fiscal year 2010, the Company repurchased approximately 7.1 million shares of Broadridge common stock under its stock repurchase plans at an average price of approximately $19.48 per share.

Beginning in the second quarter of the 2010 fiscal year, the financial results of the securities clearing business were accounted for as a discontinued operation and the results of the operations outsourcing solutions business retained by Broadridge have been included in the Securities Processing Solutions segment.

Financial Results for Fiscal Year 2010

Closed sales were $175.0 million for the fiscal year ended June 30, 2010, a 26% increase compared to last year’s results. The client revenue retention rate was 98% for fiscal year 2010.

For the fiscal year ended June 30, 2010, revenues from continuing operations grew by 7% to $2,209.2 million, compared to $2,073.0 million in the previous fiscal year. The results were primarily driven by the growth in event-driven mutual fund proxies, new sales and acquisitions, which were partially offset by the prior year’s client losses and price concessions as well as lower trade volumes in the Securities Processing Solutions segment. Pre-tax margin from continuing operations of 15.5% declined compared to 16.7% in the previous fiscal year primarily due to revenue mix and strategic initiatives. The margin decline also reflects the one-time gain of $8.4 million from the purchase of $125.0 million of our senior notes in fiscal year 2009.

Net earnings from continuing operations increased 1% to $225.1 million from $223.1 million, primarily due to a lower effective tax rate driven by the one-time recognition of a deferred tax asset in the second quarter of this fiscal year, partially offset by a tax credit in the third quarter of the previous fiscal year. Diluted earnings per share from continuing operations increased to $1.62 per share from higher net earnings and lower weighted-average shares outstanding, compared to $1.58 per share in fiscal year 2009. During fiscal year 2010, the Company repurchased approximately 13.7 million shares of Broadridge common stock under its stock repurchase plans at an average price of approximately $20.43 per share. On June 30, 2010, there were approximately 6.3 million shares available for repurchase under the stock repurchase plan authorized by the Company’s Board on June 7, 2010.

Analysis of Fourth Quarter Fiscal Year 2010

Investor Communication Solutions

Revenues for the Investor Communication Solutions segment in the fourth quarter of fiscal year 2010 increased 4% to $609.9 million compared to the fourth quarter of fiscal year 2009. The increase was driven primarily by event-driven mutual fund proxies, the MSSB transaction and acquisitions. Operating margin decreased by 1.4 percentage points compared to the fourth quarter of fiscal year 2009 as the contribution from higher fee revenues was offset by strategic initiatives including the MSSB transaction and increased investment spend on acquisitions.

Securities Processing Solutions

Revenues for the Securities Processing Solutions segment in the fourth quarter of fiscal year 2010 increased 1% to $138.4 million compared to the fourth quarter of fiscal year 2009. The increase was primarily related to new business, offset by the carryover impact of fiscal year 2009 client losses and price concessions. Operating margin decreased 2.2 percentage points compared to the fourth quarter of fiscal year 2009, as a result of revenue mix.

Other

Revenues from Other in the fourth quarter of fiscal year 2010 were unchanged from the fourth quarter of fiscal year 2009. Pre-tax loss from continuing operations for Other increased by $0.7 million compared to the fourth quarter of fiscal year 2009.

Dividend Increase and Share Repurchase Plan

As previously announced, on August 3, 2010, the Company’s Board of Directors declared a quarterly dividend of $0.15 per share payable on October 1, 2010 to stockholders of record on September 15, 2010. The annual dividend amount was increased approximately 7% from $0.56 per share to $0.60 per share, subject to the discretion of the Board of Directors. In addition, on August 11, 2010, the Company’s Board of Directors

authorized the repurchase of up to an additional 10 million shares of Broadridge’s common stock. The share repurchases will be made in the open market or privately negotiated transactions in compliance with applicable legal requirements and other factors.

Fiscal Year 2011 Financial Guidance

We anticipate revenue growth in the range of 1% to 4%, earnings before interest and taxes margin in the range of 14.8% to 15.2%, and diluted earnings per share from continuing operations in the range of $1.55 to $1.65, based on diluted weighted-average shares outstanding in the range of approximately 128 million to 130 million shares. We expect earnings to be lower in the first six months of fiscal year 2011, as a result of a previously-announced client loss, the implementation of the Penson outsourcing services agreement and the non-recurrence of two significant mutual fund proxy jobs. Free cash flow is expected to be in the range of approximately $170 million to $220 million which includes approximately $45 million in investment implementation costs in connection with the Penson outsourcing implementation and the IBM data center services agreement. Free cash flow is defined as cash flow from operating activities, less capital expenditures and intangibles. Closed sales are expected to be in the range of $160 million to $215 million.

Our guidance does take into consideration share repurchases by the Company of approximately 2.5 million shares made between July 1, 2010 and July 27, 2010. Our guidance does not take into consideration the effect of any future acquisitions, additional debt or share repurchases in excess of the repurchases needed to be within our 128 million to 130 million weighted-average outstanding shares guidance.

Mr. Daly commented, “I am very pleased with our ability to close sales and execute our strategies during these difficult market conditions and I anticipate that we will grow even faster once retail investors return to the markets. Irrespective of market conditions, we will continue to execute our strategies, drive new revenues and manage our cash with the intent of creating long-term shareholder value.”

Closing of Penson Transaction

On June 25, 2010, the Company completed the sale of the contracts of substantially all of the securities clearing clients of our subsidiary, Ridge Clearing & Outsourcing Solutions, Inc., to Penson Financial Services, Inc. (“PFSI”), a subsidiary of Penson Worldwide, Inc., for an aggregate purchase price of $35.2 million.

In addition, the Company announced the execution of an 11-year global outsourcing services contract to provide securities processing and back-office support services to PFSI. The Company expects the global outsourcing services contract to generate $50 to $55 million in annual revenue when PFSI’s clients are fully converted onto the Company’s securities processing platform.

The Company has now commenced the wind down of its securities clearing business. As a result, Broadridge gained access to net cash of approximately $240 million previously committed by the Company to its securities clearing business as regulatory capital.

Non-GAAP Measures

In certain circumstances, results have been presented that are Non-GAAP measures and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes such Non-GAAP measures provide investors with a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. Accompanying this release is a reconciliation of Non-GAAP measures to the comparable GAAP measures.

Earnings Conference Call

An analyst conference call will be held today, Thursday, August 12, at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 30 minutes before the webcast on the Broadridge Investor Relations homepage at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $3 trillion in fixed income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, such as our fiscal year 2011 financial guidance, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (the “2010 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2010 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; the pricing of Broadridge’s products and services; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Rick Rodick

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5474

Broadridge Financial Solutions, Inc.

Consolidated Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2010	2009	2010	2009
Revenues	$750.5	$716.3	$2,209.2	$2,073.0

Cost of revenues	497.3	476.4	1,616.4	1,510.1
Selling, general and administrative expenses	69.8	48.5	241.6	212.9
Other expenses, net	0.7	7.7	9.1	4.0

Total expenses	567.8	532.6	1,867.1	1,727.0

Earnings from continuing operations before income taxes	182.7	183.7	342.1	346.0
Provision for income taxes	66.5	67.9	117.0	122.9

Net earnings from continuing operations	116.2	115.8	225.1	223.1
Earnings (loss) from discontinued operations, net of tax benefit (expense)	(11.1)	1.1	(35.1)	0.2

Net earnings	$105.1	$116.9	$190.0	$223.3

Basic earnings per share:
Basic earnings per share from continuing operations	$0.86	$0.83	$1.66	$1.60
Basic earnings (loss) per share from discontinued operations	(0.08)	0.01	(0.26)	—

Basic earnings per share	$0.78	$0.84	$1.40	$1.60

Diluted earnings per share:
Diluted earnings per share from continuing operations	$0.84	$0.82	$1.62	$1.58
Diluted earnings (loss) per share from discontinued operations	(0.08)	0.01	(0.25)	—

Diluted earnings per share	$0.76	$0.83	$1.37	$1.58

Weighted-average shares outstanding:
Basic	134.8	139.9	135.9	140.0
Diluted	137.6	141.5	139.1	141.6

Dividends declared per common share	$0.14	$0.07	$0.56	$0.28

Broadridge Financial Solutions, Inc.

Consolidated Balance Sheets

(In millions, except per share amounts)

(Audited)

	June 30, 2010	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$412.6	$173.4
Accounts receivable, net of allowance for doubtful accounts of $2.0 and $2.3, respectively	354.3	381.0
Other current assets	101.7	83.2
Assets of discontinued operations	123.8	1,414.2

Total current assets	992.4	2,051.8
Property, plant and equipment, net	87.4	75.4
Other non-current assets	159.0	136.3
Goodwill	509.5	481.8
Intangible assets, net	46.1	29.4

Total assets	$1,794.4	$2,774.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$91.3	$72.0
Accrued expenses and other current liabilities	261.2	216.7
Deferred revenues	34.8	34.6
Liabilities of discontinued operations	99.1	1,106.6

Total current liabilities	486.4	1,429.9
Long-term debt	324.1	324.1
Deferred taxes	56.2	23.2
Other non-current liabilities	72.8	37.6
Deferred revenues	47.8	50.9

Total liabilities	987.3	1,865.7

Commitments and contingencies

Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 145.9 shares and 141.8 shares at June 30, 2010 and 2009, respectively; outstanding, 129.2 and 139.3 shares at June 30, 2010 and 2009, respectively	1.5	1.4
Additional paid-in capital	587.8	505.9
Retained earnings	546.9	432.3
Treasury stock—at cost, 16.7 and 2.5 shares, respectively	(327.7)	(37.5)
Accumulated other comprehensive income (loss)	(1.4)	6.9

Total stockholders’ equity	807.1	909.0

Total liabilities and stockholders’ equity	$1,794.4	$2,774.7

Broadridge Financial Solutions, Inc.

Segment Results

(In millions)

(Unaudited)

	Revenues
	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2010	2009	2010	2009
Investor Communication Solutions	$609.9	$587.0	$1,669.6	$1,531.0
Securities Processing Solutions	138.4	136.7	535.9	558.9
Other	0.1	0.2	2.4	1.5
Foreign currency exchange	2.1	(7.6)	1.3	(18.4)

Total	$750.5	$716.3	$2,209.2	$2,073.0

	Earnings (Loss) from Continuing Operations before Income Taxes
	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2010	2009	2010	2009
Investor Communication Solutions	$170.5	$172.5	$272.8	$248.9
Securities Processing Solutions	25.8	28.4	99.3	133.8
Other	(15.7)	(15.0)	(34.1)	(32.5)
Foreign currency exchange	2.1	(2.2)	4.1	(4.2)

Total	$182.7	$183.7	$342.1	$346.0

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Diluted Earnings Per Share from Continuing Operations

Unaudited

Earnings Per Share From Continuing Operations Non-GAAP to GAAP Reconciliation	FY10 Actual	FY09 Actual
Diluted EPS From Continuing Operations (Non-GAAP)	$1.56	$1.51

One-time recognition of a deferred tax asset	0.06	—
One-times: Bond gain and state tax credit	—	0.07

Diluted EPS From Continuing Operations (GAAP)	$1.62	$1.58

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Free Cash Flow Guidance

(In millions)

(Unaudited)

	FY11 Range
	Low	High
Earnings (GAAP)	$201	$212
Depreciation and amortization	65	75
Stock-based compensation expense	30	30
Other	(5)	5

Subtotal	291	322

Working capital changes	(30)	(25)
Long-term assets & liabilities changes	(30)	(20)

Net cash flow provided by operating activities	231	277

Cash Flows From Investing Activities
IBM/ITO data center investment	(20)	(15)
Capital expenditures & intangibles	(45)	(40)

Free cash flow (Non-GAAP)	$166	$222